Exhibit 99.1

BIOZONE PHARMACEUTICALS, INC.
ACQUIRES BIOZONE LABORATORIES, INC. AND RELATED COMPANIES

July 7, 2011; Miami, Florida – BioZone Pharmaceuticals, Inc. (OTCBB: BZNE) announced today that it has acquired all of the outstanding common stock of BioZone Laboratories, Inc.; all of the outstanding membership interests of Equalan Pharmaceuticals, LLC and Equachem LLC; and 45% of the outstanding membership interests of BetaZone LLC (the “BioZone Labs Group”) in exchange for 21 million shares of the Company’s restricted common stock.

The BioZone Labs Group, founded in 1987, develops, manufactures and markets proprietary and third party brand OTC drugs. Moreover, the BioZone Labs Group has developed and patented the QuSome® technology, a unique platform drug delivery technology that enhances drug stability and solubility. The BioZone Labs Group utilizes the QuSome® technology in several of its marketed drugs and has a robust drug pipeline of QuSome® enhanced drug candidates addressing unmet medical needs in significant markets.

BioZone Pharmaceuticals, formed in 2006, recently redirected its activities to the acquisition and development of bio-pharmaceutical related businesses under the direction of its Chairman, Mr. Roberto Prego-Novo. Mr. Prego-Novo has more than 35 years of experience as a senior executive in the pharmaceutical industry and has served as the Vice President, Latin America, of Teva Pharmaceutical Industries Limited from 2006 to 2010 and as the Vice President, Latin America, of IVAX Corporation from 2001 to 2006, where he worked closely with Dr. Phillip Frost, Chairman and CEO of OPKO Health Inc. and Chairman of Teva Pharmaceuticals, Inc.

In May 2011, the Company announced that it acquired the assets and assumed the liabilities of Aero Pharmaceuticals, Inc. (“Aero”), a dermatological company founded by Dr. Frost. Aero develops and markets the Baker-Cummins line of proprietary scalp and skin care products used to treat commonly seen dry skin and scalp conditions.

Previously, the Company announced that it entered into a binding option and letter of intent with the former owners of the BioZone Labs Group to purchase all of their holdings in the BioZone Labs Group in exchange for Company common stock. Also, the Company recently announced that it sold $2.25 million of promissory notes. The proceeds of the notes will be invested in the combined Company’s manufacturing and R&D facilities and drug development pipeline.

Mr. Prego-Novo stated, “This exciting acquisition enables the BioZone Pharmaceutical management team and me to embark on our stated mission of building a premier specialty pharmaceutical company that will develop, manufacture and market proprietary brands of select drug products. We intend to leverage our deep and strong relationships in the pharmaceutical arena and invest wisely in our manufacturing facilities, R&D laboratories and our robust drug pipeline. Moreover, I intend to draw on my experience and contacts, to assemble the best possible team of scientific advisors and medical practitioners to assist us in achieving our goal. We look forward to the challenges ahead.”

Dr. Brian Keller, BioZone Labs Group co-founder, inventor of the QuSome® technology platform and the Company’s President and Chief Scientific Officer stated, “My co-founder, Daniel Fisher, and I are extremely proud of the company that we have built over the last 24 years with the help of the entire BioZone team of employees. We are delighted that we now have the expertise and financial resources to build on BioZone’s solid foundation. Our QuSome® technology has tremendous potential for improving many drug products that currently suffer from poor solubility and stability. We are confident that with Mr. Prego-Novo’s strong leadership, experience and relationships, we will achieve success.”

Safe Harbor Statement

The information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States securities laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of research activities, assumptions associated with the use and efficacy of drugs and formulations, the ability to market, produce and sell drugs, risks relating to product and customer demand, market acceptance of our products, the effect of economic conditions both nationally and internationally, the ability to protect our intellectual property rights, the impact of any litigation or infringement actions brought against us, competition for other providers and products, risks inherent in product and drug development,  regulatory approval and compliance with applicable laws, rules and regulations governing our manufacturing and facilities, availability of capital to fund our research and development programs and for continuing operations, the ability to complete transactions, and the resulting dilution caused by the raising of capital through the sale of shares, exercises of options and warrants and the additional disclosures under the heading “Risk Factors” which appear in our reports and filings with the United States Securities and Exchange Commission which can be accessed at www.sec.gov.  Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Investor Relations Contact:

ZA Consulting, Inc.
212-505-5976